UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2016

LOCKHEED MARTIN CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-11437	52-1893632
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6801 Rockledge Drive Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

(301) 897-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

Effective September 22, 2016, the Board of Directors (the “Board”) of Lockheed Martin Corporation (the “Corporation’) amended and restated the Corporation’s bylaws primarily to implement proxy access (as so amended and restated, the “Bylaws”). A new section 1.11 has been added to the Bylaws to permit a stockholder, or a group of up to 20 stockholders, owning at least 3% of the Corporation’s outstanding common stock continuously for at least three years to nominate and include in the Corporation’s proxy materials director nominees constituting up to the greater of two or 20% of the Board, provided that the nominating stockholder(s) and the director nominee(s) satisfy the requirements specified in the Bylaws.

The Bylaws were also amended (1) to make clarifications to the special meeting bylaw contained in Section 1.02 of the Bylaws, (2) to make updates to the required disclosures and representations of stockholders making director nominations or proposing other business at the Corporation’s annual meeting of stockholders through the advance notice bylaw contained in Section 1.10 of the Bylaws in light of the proxy access bylaw, (3) to remove Section 2.05 which provided for a position of Vice-Chairman, and (4) to make other minor updates to the Bylaws.

The foregoing summary description of the amendments to the Bylaws is not intended to be complete and is qualified in its entirety by reference to the complete text of the Bylaws, a copy of which is included as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Bylaws of Lockheed Martin Corporation, as amended and restated effective September 22, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lockheed Martin Corporation

Date: September 22, 2016	by:	/s/ Stephen M. Piper
Stephen M. Piper
Vice President and Associate General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3.1	Bylaws of Lockheed Martin Corporation, as amended and restated effective September 22, 2016